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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Value Property Trust dated February 10, 1998 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  February 10, 1998               ANGELO, GORDON & CO., L.P.

                                        By:  AG Partners, L.P.
                                             General Partner


                                             By: /S/ MICHAEL L. GORDON
                                                 ------------------------
                                                 Name: Michael L. Gordon
                                                 Title:General Partner



                                        /S/ JOHN M. ANGELO
                                        ---------------------------------------
                                        JOHN M. ANGELO



                                        /S/ MICHAEL L. GORDON
                                        ---------------------------------------
                                        MICHAEL L. GORDON